Exhibit 10.4

Banner Acquisition Corp.
1633 W. Innovation Way, 5th Floor
Lehi, UT 84043

September 7, 2021

Banner Ventures Management, LLC

1633 W. Innovation Way, 5th Floor

Lehi, UT 84043

Re:      Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement by and between Banner Acquisition Corp. (the “Company”) and Banner Ventures Management, LLC (“Banner Ventures Management”), dated as of the date hereof, will confirm our agreement that, commencing on the date the Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (File No. 333-257906) (the “Registration Statement”) is declared effective (the “Effective Date”), and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i)            Banner Ventures Management shall make available (or cause other persons to make available) to the Company, at 1633 W. Innovation Way, 5th Floor, Lehi, UT 84043 (or any successor location of Banner Ventures Management), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. As reimbursement therefor, the Company shall pay Banner Ventures Management (and Banner Ventures Management will receive on behalf of itself or, to the extent it causes another person to make support available to the Company, as nominee on behalf of such other person) the sum of $15,000 per month beginning on the Effective Date and continuing monthly thereafter until the Termination Date. Although the sums payable hereunder are fixed, the parties intend that such sums constitute solely a reimbursement for the costs described herein without any mark-up or other profits and agree that such fixed sums constitute a reasonable estimate of such costs.

(ii)            Banner Ventures Management hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that Banner Ventures Management may assign this letter agreement, in whole or in part, to Banner SPAC Sponsor, LLC (“Sponsor”) or any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Sponsor without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature Page Follows]

Very truly yours,

BANNER ACQUISITION CORP.

By:	/s/ Tanner Ainge
Name:	Tanner Ainge
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

BANNER VENTURES MANAGEMENT, LLC

By:	/s/ Tanner Ainge
Name:	Tanner Ainge
Title:	Managing Member

Signature Page to Administrative Support Agreement